                                                                    Exhibit 10 I
                                                                    ------------

                              CONSULTING AGREEMENT

          This Agreement is made as of the 1st day of November, 1993, between Apogee Enterprises, Inc., a Minnesota corporation (the "Company"), and LaurenceJ. Niederhofer ("Consultant").

          WHEREAS, Consultant has been an executive officer and member of the Board of Directors of the Company for many years and in such capacities has developed expertise and experience in matters relating to the Company's business;

          WHEREAS, Consultant has resigned as an officer of the Company, but will remain as a director of the Company, and the Company desires to retain Consultant to render consulting and advisory services for the Company in accordance with the terms and conditions set forth in this Agreement; and

          WHEREAS, Consultant desires to perform consulting and advisory services for the Company on such terms and conditions.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1. Term of Agreement. This Agreement shall become effective as of November 1, 1993 and shall extend for five one-year terms commencing November 1, 1993 unless earlier terminated pursuant to Section 7 of the Agreement.

          2. Consulting Agreement. The Company hereby agrees to retain Consultant, and Consultant hereby agrees to be retained by the Company, to perform consulting and advisory services in accordance with the terms of this Agreement for, and on behalf of, the Company. During the term of this Agreement, upon reasonable notice, Consultant shall be obligated to consult with and advise the officers and directors of the Company as reasonably requested. Such consulting and advisory services shall be performed by Consultant at such times and at such locations as the Company shall reasonably request and as shall be reasonably acceptable to Consultant.

          3. Compensation. As compensation for the consulting and advisory services rendered by Consultant pursuant to this Agreement, the Company shall pay Consultant a fee equal to $60,000 per year, payable on a monthly basis in advance on the first day of each month.

          4.   Expenses.
               --------

          (a) The Company shall reimburse Consultant for reasonable out-of-pocket expenses incurred by Consultant in connection with the performance of services hereunder, including, but not limited to, travel and entertainment expenses.

          (b) The Company shall provide Consultant with suitable office space, secretarial services and administrative assistance during the term of this Agreement.

          5. Other Benefits. During the term of this Agreement and so long as Consultant remains a director of the Company, the Company will provide Consultant with group health insurance or medical insurance supplementary to the Medicare program in an amount such that Consultant shall be covered to the same extent as though he were a full time employee of the Company and shall furnish tax return preparation and tax consulting services to Consultant on substantially the same basis as provided to corporate officers. Consultant will continue to receive all fees, retainers, stock-based compensation and other benefits generally granted to non-employee directors of the Company.

          6. Covenants of Consultant. In consideration of the covenants of the Company contained in this Agreement and in connection with Consultant's termination of employment as an officer of the Company, Consultant agrees that he will not

          (a) divulge, furnish or make accessible to anyone or use in any way (other than in respect of the Company's business) any confidential or proprietary information or secret knowledge or information of the Company; or

          (b) during the term of this Agreement, engage in competition, directly or indirectly, with the Company in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, stockholder, employee, or otherwise) or directly or indirectly assist, induce or encourage any other
person to engage in a business in competition with the Company.     The
obligations of Consultant under this Section 6(b) shall apply to any geographic area within the United States where the Company, directly or indirectly, through one or more subsidiaries or affiliates, has conducted business within the three years preceding the date of this Agreement or shall conduct business during the term of this Agreement.

          7. Termination Upon Death or Disability. This Agreement shall remain in effect for the balance of its then current one-year term upon Consultant's death, but in such event shall then terminate without any further notice under this Agreement. Upon Consultant's disability, this Agreement shall remain in effect for six full months after the event of disability, and Consultant shall receive monthly compensation as provided in Section 3, but after such six-month period, this Agreement shall terminate.

          8.   Successors; Binding Agreement.
               -----------------------------

          (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Consultant, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 8(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b) This Agreement is personal to Consultant and Consultant may not assign or transfer any part of his obligations hereunder to any other person. Notwithstanding the foregoing, the provisions of Section 7 of this Agreement shall inure to the benefit of and be enforceable by Consultant's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees.

          9. Modification; Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in a writing signed by Consultant and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

          10. Notice. All notices, requests, demands and all other communications required or permitted by either party to the other party by this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party, as follows:

If to the Company, to:

     Apogee Enterprises, Inc.
     7900 Xerxes Avenue South
     Minneapolis, Minnesota  55431

     Attention:  Chief Executive Officer

If to Consultant, to:
     Laurence J. Niederhofer
     1217 Kreutzer Boulevard
     Wausau, Wisconsin 54401

Either party hereto may change its address for purposes of this Section 10 by giving 15 days' prior notice to the other party hereto.

          11. Severability. If any term or provision of this Agreement or the application hereof to any person or circumstance shall to any extent to be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          12. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

          13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14. Governing Law. This Agreement has been executed and delivered in the State of Minnesota and shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Minnesota, including all matters of construction, validity and performance.

          15. Entire Agreement. This Agreement and any and all oral or written agreements heretofore made relating to the subject matter hereof constitutes the entire agreement of the parties relating to the subject matter hereof.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in its name by a duly authorized officer and Consultant has hereunto set his hand, all as of the date first above written.


                                    Laurence J. Niederhofer


                                    APOGEE ENTERPRISES, INC.

                                    By
                                    Its